Rule 424(b)(3)
File No. 333-114850

OVERSTAMP:  	Effective May 25,
2004, the Companys name changed to
			Cyrela Brazil Realty
S.A. Empreendimentos Imobiliarios.

OVERSTAMP:  	Effective, December
13, 2006 each American Depositary share
represents twenty (20) deposited shares


No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents ten (10) deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES
WITHOUT PAR VALUE OF
BRAZIL REALTY S.A.
EMPREENDIMENTOS E
PARTICIPACOES
(A CORPORATION ORGANIZED
UNDER THE LAWS OF
THE FEDERATIVE REPUBLIC OF
BRAZIL)

The Bank of New York as depositary
(hereinafter called the "Depositary"), hereby
certifies that                      , or registered
assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares
(herein called "Shares") of Brazil Realty
S.A. Empreendimentos e Participacoes, a
corporation organized under the laws of the Federative Republic of Brazil (herein called the "Company"). At the date hereof, each American Depositary Share represents ten
(10) Shares which are either deposited or subject to deposit under the deposit agreement at the principal Sao Paulo, Brazil office of Banco Itau S.A. (herein called the "Custodian"). The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called "Receipts"), all
issued and to be issued upon the terms and
conditions set forth in the amended and
restated deposit agreement, dated as of May
5, 2004 (herein called the "Deposit
Agreement"), by and among the Company,
the Depositary, and all Owners and
Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property and
cash from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called "Deposited Securities").
Copies of the Deposit Agreement are on file
at the Depositarys Corporate Trust Office in
New York City and at the office of the
Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities at the
time represented by the American
Depositary Shares for which this Receipt is
issued.  Delivery of such Deposited
Securities may be made by the delivery of
(a) Shares in the name of the Owner hereof
or as ordered by him or by certificates
properly endorsed or accompanied by proper
instruments of transfer to such Owner or as
ordered by him and (b) any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt to
such Owner or as ordered by him.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof.  Notwithstanding any other provision
of the Deposit Agreement or this Receipt,
the surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, (iii) compliance with any
U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities, or
(iv) any other reason that may at any time be
specified in the General Instructions to Form
F-6, as from time to time in effect, or any
successor provisions thereto.  The
Depositary will comply with written
instructions of the Company that the
Depositary shall not accept for deposit any
Shares identified in such instructions at such
times and under such circumstances as may
reasonably be specified in such instructions
in order to facilitate the Companys
compliance with the Securities laws in the
United States.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require payment
from the depositor of Shares or the presenter
of the Receipt of a sum sufficient to
reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as
to the identity and genuineness of any
signature and may also require compliance
with any regulations the Depositary may
establish consistent with the provisions of
the Deposit Agreement or this Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts or the combination or split-up of
Receipts generally may be suspended, during
any period when the transfer books of the
Depositary are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to Article (22) hereof.  Without limitation of
the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act, unless a registration
statement is in effect as to such Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge (and any taxes or
expenses arising out of such sale) and the
Owner hereof shall remain liable for any
deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant that
such Shares and each certificate therefore, if
applicable, are validly issued, fully paid,
nonassessable and free of any pre-emptive
rights of the holders of outstanding Shares
and that the person making such deposit is
duly authorized so to do.  Every such person
shall also be deemed to represent that the
deposit of such Shares and the sale of
Receipts evidencing American Depositary
Shares representing such Shares by that
person are not restricted under the Securities
Act.  Such representations and warranties
shall survive the deposit of Shares and
issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence, exchange control approval, or
such information relating to the registration
on the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
reasonably necessary or proper or as the
Company may reasonably require by written
request to the Depositary.  The Depositary
may withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made. If requested in writing by
the Company, the Depositary shall provide
the Company, in a timely manner, with
copies of the proofs, certificates or
information that it receives pursuant to
Section 3.1 of the Deposit Agreement,
unless prohibited by applicable law.  No
Share shall be accepted for deposit unless
accompanied by evidence reasonably
satisfactory to the Depositary that any
necessary approval has been granted by any
governmental body in Brazil which is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), or by Owners, as
applicable:  (1) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally on the Share register of the
Company or Foreign Registrar and
applicable to transfers of Shares to or from
the name of the Depositary or its nominee or
the Custodian or its nominee on the making
of deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit Agree-
ment, (4) such expenses as are incurred by
the Depositary in the conversion of Foreign
Currency pursuant to Section 4.5 of the
Deposit Agreement, (5) a fee of $5.00 or less
per 100 American Depositary Shares (or
portion thereof) for the execution and
delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4 of the Deposit Agreement and the
surrender of Receipts pursuant to Section 2.5
or 6.2 of the Deposit Agreement, (6) a fee of
$.02 or less per American Depositary Share
(or portion thereof) for any cash distribution
made pursuant to the Deposit Agreement,
including, but not limited to Sections 4.1
through 4.4 of the Deposit Agreement, (7) a
fee for the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement,
such fee being in an amount equal to the fee
for the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares) but which securities are
instead distributed by the Depositary to
Owners, (8) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services, which will
accrue on the last day of each calendar year
and which will be payable as provided in
clause (9) below; provided, however, that no
fee will be assessed under this clause (8) to
the extent a fee of $.02 was charged
pursuant to clause (6) above during that
calendar year and (9) any other charge
payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to
Section 2.9 of the Deposit Agreement, may
own and deal in any class of securities of the
Company and its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      The Depositary may issue Receipts
against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent). No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

      Unless requested in writing by the
Company to cease doing so, the Depositary may, notwithstanding Section 2.3 of the Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.2 of the Deposit
Agreement ("Pre-Release"). The Depositary may, pursuant to Section 2.5 of the Deposit
Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the
"Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the
Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set
Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasees obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasees obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited
Securities hereunder).

      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument; provided, however, that the
Depositary and the Company,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary, provided, however, that such
signature may be a facsimile if a Registrar
for the Receipts shall have been appointed
and such Receipts are countersigned by the
manual or facsimile signature of a duly
authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the "Commission") with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g3-2(b) under the Securities
Exchange Act of 1934.
      Such reports and communications
will be available for inspection and copying
at the public reference facilities maintained
by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports, notices
and communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English.
      The Depositary shall keep books at
its Corporate Trust Office for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall, if at the time of receipt
thereof any amounts received in a Foreign
Currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert such dividend
or distribution into Dollars and shall as
promptly as practicable distribute the
amount thus received (net of the fees and
expenses of the Depositary as provided in
the Deposit Agreement, if applicable) to the
Owners of Receipts entitled thereto;
provided, however, that in the event that the
Company or the Depositary shall be required
to withhold and does withhold from such
cash dividend or such other cash distribution
in respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution
described in Section 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary shall, as
promptly as practicable, cause the securities
or property received by it to be distributed to
the Owners of Receipts entitled thereto, after
deduction or upon payment of any fees and
expenses of the Depositary or any taxes or
other governmental charges, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it may
deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement and any expenses in
connection with such sale) shall be
distributed by the Depositary to the Owners
of Receipts entitled thereto as in the case of
a distribution received in cash pursuant to
Section 4.1 of the Deposit Agreement. To
the extent such securities or property or the
net proceeds thereof are not distributed to
the Owners as provided in this Section 4.2,
the same shall constitute Deposited
Securities and each American Depositary
Share shall thereafter also represent its
proportionate interest in such securities,
property or net proceeds.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall if the Company
shall so request, distribute, as promptly as
practicable, to the Owners of outstanding
Receipts entitled thereto, additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution, subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares in
any such case, the Depositary shall sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      The Company or its agent will remit
to the appropriate governmental agency in
Brazil all amounts withheld and owing to
such agency.  The Depositary will forward to
the Company or its agent such information
from its records as the Company may
reasonably request to enable the Company or
its agent to file necessary reports with
governmental agencies, and the Depositary
or the Company or its agent may file any
such reports necessary to obtain benefits
under the applicable tax treaties for the
Owners of Receipts. In the event that the
Depositary determines that any distribution
in property other than cash (including Shares
and rights to subscribe therefore) is subject
to any tax or other governmental charge
which the Depositary is obligated to
withhold, the Depositary may by public or
private sale dispose of all or a portion of
such property (including Shares and rights to
subscribe therefore) in such amounts and in
such manner as the Depositary deems
reasonably necessary and practicable to pay
any such taxes or charges and the Depositary
shall distribute the net proceeds of any such
sale after deduction of such taxes or charges
to the Owners of Receipts entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive Foreign Currency,
by way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the Foreign Currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted as promptly as practicable, by sale
or in any other manner that it may determine
in accordance with applicable law, such
Foreign Currency into Dollars, and such
Dollars shall be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any Foreign
Currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis, in whole or in part, into Dollars
transferable to the United States, or if any
approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the Foreign Currency (or an appropriate
document evidencing the right to receive
such Foreign Currency) received by the
Depositary to, or in its discretion may hold
such Foreign Currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
      If any such conversion of Foreign
Currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the
Foreign Currency received by the Depositary
to, or hold such balance uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
Consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason it would be unlawful or not
feasible for the Depositary either to make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefore in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article, such Receipts shall be legended in
accordance with applicable U.S. laws, and
shall be subject to the appropriate
restrictions on sale, deposit, cancellation and
transfer under such laws.
      If the Depositary determines that it is
not lawful and feasible to make such rights
available to all or certain Owners, it may sell
the rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not lawfully
or feasibly make such rights available, and
allocate the net proceeds of such sales (net
of the fees and expenses of the Depositary as
provided in Section 5.9 of the Deposit
Agreement and all taxes and governmental
charges payable in connection with such
rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to Owners or are registered under the
provisions of the Securities Act.  If an
Owner of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under the Securities Act, the
Depositary shall not effect such distribution
unless it has received an opinion from
recognized counsel in the United States for
the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, or whenever the
Depositary shall find it necessary or
convenient, the Depositary shall fix a record
date (a) for the determination of the Owners
of Receipts who shall be (i) entitled to
receive such dividend, distribution or rights
or the net proceeds of the sale thereof or (ii)
entitled to give instructions for the exercise
of voting rights at any such meeting, or (b)
on or after which each American Depositary
Share will represent the changed number of
Shares, subject to the provisions of the
Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting or solicitation of proxies of holders
of Shares or other Deposited Securities, if
requested in writing by the Company, the
Depositary shall, as soon as practicable
thereafter, mail to the Owners of Receipts a
notice, the form of which notice shall be in
the sole discretion of the Depositary, which
shall contain (a) such information as is
contained in such notice of meeting (or if
requested by the Company a summary in
English provided by the Company), (b) a
statement that the Owners of Receipts as of
the close of business on a specified record
date will be entitled, subject to any
applicable provision of the laws of Brazil,
the Estatuto Social and the provisions of the
Deposited Securities, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to
the manner in which such instructions may
be given, including an express indication
that such instructions may be given or
deemed given in accordance with the last
sentence of this paragraph if no instruction is
received, to the Depositary to give a
discretionary proxy to a person designated to
the Company.  Upon the written request of
an Owner of a Receipt on such record date,
received on or before the date established by
the Depositary for such purpose (the
"Instruction Date"), the Depositary shall
endeavor, insofar as practicable to vote or
cause to be voted the amount of Shares or
other Deposited Securities represented by
the American Depositary Shares evidenced
by such Receipt in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions or
deemed instructions.  If no instructions are
received by the Depositary from any Owner
with respect to any of the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Owners Receipts on or before the date
established by the Depositary for such
purpose, the Depositary shall deem such
Owner to have instructed the Depositary to
give a discretionary proxy to a person
designated by the Company with respect to
such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such Deposited Securities, provided,
that no such instruction shall be given and
no such discretionary proxy shall be given
with respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such
information as promptly as practicable in
writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition
exists or (z) such matter materially and
adversely affects the rights of holders of
Shares.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or the Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities,
if any, the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner of any Receipt, if by
reason of any provision of any present or
future law or regulation of the United States,
Brazil or any other country, or of any
governmental or regulatory authority or
stock exchange, or by reason of any
provision, present or future, of the Estatuto
Social, or by reason of any provision of any
Securities issued or distributed by the
Company, or any Offering or distribution
thereof or by reason of any act of God or war
or terrorism or other circumstances beyond
its control, the Depositary or the Company
shall be prevented, delayed or forbidden
from, or be subject to any civil or criminal
penalty on account of, doing or performing
any act or thing which by the terms of the
Deposit Agreement or Deposited Securities
it is provided shall be done or performed;
nor shall the Depositary or the Company
incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of
any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Section 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
 Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited Securities.
 Neither the Depositary nor the Company
shall be under any obligation to appear in,
prosecute or defend any action, suit or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts,
which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information.  The Depositary shall
not be liable for any acts or omissions made
by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that any
such action or nonaction is in good faith.
      The Company agrees to indemnify
the Depositary, its directors, employees,
agents and affiliates and the Custodian
against, and hold each of them harmless
from, any liability or expense (including, but
not limited to, the reasonable fees and
expenses of counsel) which may arise out of
any registration with the Commission of
Receipts, American Depositary Shares or
Deposited Securities or the offer or sale
thereof in the United States or out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified or supplemented from
time to time, (i) by either the Depositary or
the Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them and
except to the extent that such liability or
expense arises out of information relating to
the Depositary or the Custodian, as
applicable, furnished in writing to the
Company by the Depositary, as applicable,
expressly for use in any registration
statement, proxy statement, prospectus (or
placement memorandum) or preliminary
prospectus (or preliminary placement
memorandum) relating to the Shares, and
not altered, or (ii) by the Company or any of
its directors, employees, agents and
affiliates.  No disclaimer of liability under
the Securities Act is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 120 days prior written
notice of such removal, which shall become
effective upon the later to occur of (i) the
120th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint a substitute custodian.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners
and Beneficial Owners in any respect which
they may deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty (30) days after notice of
such amendment shall have been given to
the Owners of outstanding Receipts.  Every
Owner and Beneficial Owner of a Receipt at
the time any amendment so becomes
effective shall be deemed, by continuing to
hold such Receipt, to consent and agree to
such amendment and to be bound by the
Deposit Agreement as amended thereby.  In
no event shall any amendment impair the
right of the Owner of any Receipt to
surrender such Receipt and receive therefore
the Deposited Securities represented
thereby, except in order to comply with
mandatory provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least thirty (30)
days prior to the date fixed in such notice for
such termination.  The Depositary may
likewise terminate the Deposit Agreement
by mailing notice of such termination to the
Company and the Owners of all Receipts
then outstanding, such termination to be
effective on a date specified in such notice
not less than thirty (30) days after the date
thereof, if at any time sixty (60) days shall
have expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary, (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section
2.5 of the Deposit Agreement and (c)
payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except as
provided in Section 5.8.  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act.
23.	SUBMISSION TO
JURISDICTION;
APPOINTMENT OF AGENT
FOR SERVICE OF PROCESS.
      The Company hereby (i) irrevocably
designates and appoints Puglisi &
Associates, 850 Library Avenue, Suite 204,
Newark, Delaware 19715, as the Companys
authorized agent upon which process may be
served in any suit or proceeding arising out
of or relating to the Shares or Deposited
Securities, the American Depositary Shares,
the Receipts or the Deposit Agreement, (ii)
consents and submits to the jurisdiction of
any state or federal court in the State of New
York in which any such suit or proceeding
may be instituted, and (iii) agrees that
service of process upon said authorized
agent shall be deemed in every respect
effective service of process upon the
Company in any such suit or proceeding.
The Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.  The
Company further agrees to take any and all
action, including the filing of any and all
such documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so
long as any American Depositary Shares or
Receipts remain outstanding or the Deposit
Agreement remains in force.  In the event
the Company fails to continue such
designation and appointment in full force
and effect, the Company hereby waives
personal service of process upon it and
consents that any such service of process
may be made by certified or registered mail,
return receipt requested, directed to the
Company at its address last specified for
notices hereunder, and service so made shall
be deemed completed five (5) days after the
same shall have been so mailed.
24.	WAIVER OF IMMUNITIES.
      To the extent that the Company or
any of its properties, assets or revenues may
have or may hereafter become entitled to, or
have attributed to it, any right of immunity,
on the grounds of sovereignty or otherwise,
from any legal action, suit or proceeding,
from the giving of any relief in any respect
thereof, from setoff or counterclaim, from
the jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution of judgment, or from execution of
judgment, or other legal process or
proceeding for the giving of any relief or for
the enforcement of any judgment, in any
jurisdiction in which proceedings may at any
time be commenced, with respect to its
obligations, liabilities or any other matter
under or arising out of or in connection with
the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
25.	DELIVERY OF INFORMATION
TO THE CVM.
      Each of the Depositary and the
Company hereby confirms to the other that
for as long as the Deposit Agreement is in
effect, it shall furnish the CVM and the
Central Bank of Brazil, at any time and
within the period that may be determined,
with any information and documents related
to the American Depositary Receipt program
and the Receipts issued under the Deposit
Agreement.  In the event that the Depositary
or the Custodian shall be advised in writing
by reputable independent Brazilian counsel
that the Depositary or Custodian reasonably
could be subject to criminal, or material, as
reasonably determined by the Depositary,
civil, liabilities as a result of the Company
having failed to provide such information or
documents reasonably available only
through the Company, the Depositary shall
have the right to terminate the Deposit
Agreement, upon at least 15 days prior
notice to the Owners and the Company, and
the Depositary shall not be subject to any
liability thereunder on account of such
termination or such determination.  The
effect of any such termination of the Deposit
Agreement shall be as provided in Section
6.2 of the Deposit Agreement.
26.	DISCLOSURE OF INTERESTS.
      The Company may from time to time
request Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously having a beneficial interest in such Receipts and the nature of such interest and various other matters. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to this Article or
Section 3.5 of the Deposit Agreement.  The
Depositary agrees to comply with reasonable written instructions received from time to time from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary.








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